Exhibit 99.1

Broadwind Provides Preliminary Fourth Quarter 2020

Results and First Half 2021 Financial Guidance

Cicero, Ill., January 22, 2021 — Broadwind (NASDAQ: BWEN), a diversified precision manufacturer of specialized components and solutions serving global markets, today issued preliminary results for the fourth quarter 2020 and introduced financial guidance for the first half of 2021.

For the fourth quarter 2020, Broadwind currently expects to report total revenue of approximately $40.0 million and total non-GAAP adjusted EBITDA to be in the range of $0.1 to $0.3 million, subject to year-end closing procedures. Fourth quarter results were impacted by a delay in the delivery of a tower order to a new wind turbine customer, lower revenue within the Gearing segment and continued pandemic-related supply chain disruptions. The Company ended the year with $3 million of cash on hand and $1 million drawn under its asset based revolving credit facility.

For the first six months of 2021, the Company anticipates total revenue in the range of $85.0 million to $90.0 million and total non-GAAP adjusted EBITDA in the range of $2.0 to $3.0 million. To-date, the Company has booked approximately half of its full-year 2021 wind tower capacity, including approximately $7.0 million of new wind tower orders received in January 2021.

“Recent shifts in the timing of customer orders, together with pandemic-related disruptions to our supply chain and staffing levels, led us to revise our near-term outlook,” stated Eric Blashford, President and CEO of Broadwind. “We are encouraged by quoting activity levels in our non-wind markets and believe we are well-positioned to capitalize on a general rebound in economic conditions.”

“In December 2020, the U.S. Congress passed legislation that provides a one-year extension of the 60% production tax credits (PTC) for onshore wind for projects commenced before the end of 2021, together with a new 30% investment tax credit (ITC) for offshore wind projects that begin construction prior to 2026,” continued Blashford. “Broadwind is strongly positioned to benefit from these new, multi-year wind subsidies, as states, municipalities and businesses pursue long-term decarbonization targets.”

FORWARD-LOOKING STATEMENTS

This release contains “forward looking statements”—that is, statements related to future, not past, events—as defined in Section 21E of the Securities Exchange Act of 1934, as amended, that reflect our current expectations regarding our future growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities, as well as assumptions made by, and information currently available to, our management. Forward looking statements include any statement that does not directly relate to a current or historical fact. We have tried to identify forward looking statements by using words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “plan” and similar expressions, but these words are not the exclusive means of identifying forward looking statements.

Our forward-looking statements may include or relate to our beliefs, expectations, plans and/or assumptions with respect to the following, many of which are, and will be, amplified by the COVID-19 pandemic: (i) the impact of global health concerns, including the impact of the current COVID-19 pandemic on the economies and financial markets and the demand for our products; (ii) state, local and federal regulatory frameworks affecting the industries in which we compete, including the wind energy industry, and the related extension, continuation or renewal of federal tax incentives and grants and state renewable portfolio standards as well as new or continuing tariffs on steel or other products imported into the United States; (iii) our customer relationships and our substantial dependency on a few significant customers and our efforts to diversify our customer base and sector focus and leverage relationships across business units; (iv) the economic and operational stability of our significant customers and suppliers, including their respective supply chains, and the ability to source alternative suppliers as necessary, in light of the COVID-19 pandemic; (v) our ability to continue to grow our business organically and through acquisitions, and the impairment thereto by the impact of the COVID-19 pandemic; (vi) the production, sales, collections, customer deposits and revenues generated by new customer orders and our ability to realize the resulting cash flows; (vii) information technology failures, network disruptions, cybersecurity attacks or breaches in data security, including with respect to any remote work arrangements implemented in response to the COVID-19 pandemic; (viii) the sufficiency of our liquidity and alternate sources of funding, if necessary; (ix) our ability to realize revenue from customer orders and backlog; (x) our ability to operate our business efficiently, comply with our debt obligations, manage capital expenditures and costs effectively, and generate cash flow; (xi) the economy, including its stability in light of the COVID-19 pandemic, and the potential impact it may have on our business, including our customers; (xii) the state of the wind energy market and other energy and industrial markets generally and the impact of competition and economic volatility in those markets; (xiii) the effects of market disruptions and regular market volatility, including fluctuations in the price of oil, gas and other commodities; (xiv) competition from new or existing industry participants including, in particular, increased competition from foreign tower manufacturers; (xv) the effects of the change of administrations in the U.S. federal government; (xvi) our ability to successfully integrate and operate acquired companies and to identify, negotiate and execute future acquisitions; (xvii) the potential loss of tax benefits if we experience an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended; (xviii) our ability to utilize various relief options enabled by the CARES Act, including our ability to receive forgiveness of the PPP Loans; (xix) the limited trading market for our securities and the volatility of market price for our securities; and (xx) the impact of future sales of our common stock or securities convertible into our common stock on our stock price. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements including, but not limited to, those set forth under the caption “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019, as supplemented by our Current Report on Form 8-K filed November 4, 2020 . We are under no duty to update any of these statements. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or other factors that could cause our current beliefs, expectations, plans and/or assumptions to change. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results.

ABOUT BROADWIND

Broadwind (NASDAQ: BWEN) is a precision manufacturer of structures, equipment and components for clean tech and other specialized applications. With facilities throughout the U.S., our talented team is committed to helping customers maximize performance of their investments—quicker, easier and smarter. Find out more at www.bwen.com

CORPORATE CONTACT

Jason Bonfigt

Investor@BWEN.com